SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   December 31, 2007

Prevention Insurance.com, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	000-32389	88-0126444
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Paragon Capital LP
110 East 59th Street, 29th Fl
New York, NY 10022
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 593-1600
(ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 1.01. Entry Into a Material Definitive Agreement

On April 30, 2008, pursuant to the terms of a Securities Purchase Agreement, Paragon Capital LP purchased a warrant exercisable for $100,000 into 10,000,000 shares of common stock of Prevention Insurance.com, Inc. (the "Company") from the Company, for an aggregate of $10,000 in cash.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits.

	10.1	Securities Purchase Agreement dated as of April 30, 2008 between Paragon Capital LP and Prevention Insurance.com, Inc. including Exhibit 1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Prevention Insurance.com, Inc.

By:	/s/Alan P. Donenfeld
Alan P. Donenfeld, President

Dated: May 27, 2008